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                                                                   EXHIBIT 23(a)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1999 included in Innovative Gaming Corporation of America's Form 10-K for the fiscal year ended December 31, 1998 and to all references to our firm included in this registration statement.


                                            /s/ Kafoury, Armstrong & Co.


Reno, Nevada
May 4, 1999